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                                                                    EXHIBIT 23-B

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of the St. Paul Companies, Inc. ("St. Paul") and the related Prospectus of St. Paul for the registration of common stock of St. Paul in connection with the merger of SP Merger Corporation, a wholly owned subsidiary of St. Paul, with and into USF&G Corporation and to the incorporation by reference therein of our report dated February 20, 1998, with respect to the consolidated financial statements of USF&G Corporation for the year ended December 31, 1997, included in its Current Report on Form 8-K, dated February 26, 1998 and our report dated February 21, 1997, with respect to the consolidated financial statements and schedules of USF&G Corporation included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, both filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland
February 27, 1998